As filed with the Securities and Exchange Commission on August 5, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nortel Networks Corporation

(Exact Name of Registrant as Specified in Its Charter)

CANADA (State or Other Jurisdiction of Incorporation or Organization)	3351 (Primary Standard Industrial Classification Code Number)	NOT APPLICABLE (I.R.S. Employer Identification Number)

8200 Dixie Road, Suite 100
Brampton, Ontario, Canada
L6T 5P6
(905) 863-0000
 (Address of Registrant’s Principal Executive Offices)

Nortel Networks Ireland Share Participation Scheme
Nortel Networks Shannon Share Participation Scheme
 (Full Title of the Plans)

CT Corporation System
111 8th Avenue
New York, NY 10011
(212) 894-8940
 (Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Deborah E. Kurtzberg, Esq. Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, NY 10006 (212) 225-2466	Deborah J. Noble Corporate Secretary Nortel Networks Corporation 8200 Dixie Rd., Suite 100 Brampton, Ontario, Canada L6T 5P6

Proposed Maximum Aggregate Offering Price

Name	Title of Securities	Amount to Be	Proposed	Proposed Maximum	Amount of
of Plan	to be registered (2)	Registered (1)	Maximum	Aggregate Offering	Registration
			Offering Price	Price	Fee (3)
			Per Share

Nortel Networks Ireland Share Participation Scheme	Nortel Networks Corporation Common Shares	450,000	$2.92	$1,314,000	$106.30

Nortel Networks Shannon Share Participation Scheme	Nortel Networks Corporation Common Shares	50,000	$2.92	$146,000	$11.81
TOTAL		500,000		$1,460,000	$118.11

(1)	Consists of common shares of Nortel Networks Corporation (the “Shares”) to be made available pursuant to the Nortel Networks Ireland Share Participation Scheme and the Nortel Networks Shannon Share Participation Scheme (collectively, the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminable amount of additional Shares as may be required in the event of a stock split, stock dividend, recapitalization or other similar adjustments in the outstanding Shares of Nortel Networks Corporation (the “Registrant”).

(2)	Includes the rights (the “Rights”) attached to each Share pursuant to the Amended and Restated Shareholder Rights Plan Agreement dated as of February 14, 2003. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates representing the Shares and may be transferred only together with the Shares.

(3)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(e) and Rule 457(h) under the Securities Act and based upon the average of the high and low prices per Share of the Registrant as reported on the New York Stock Exchange on July 29, 2003.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

                 The following documents, which previously have been filed by Nortel Networks Corporation (the “Corporation” or “Registrant”) with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

                 (i)        The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 10, 2003;

                 (ii)       The Corporation’s Quarterly Report on Form 10-Q for the period ending March 31, 2003, filed with the Commission on May 9, 2003;

                 (iii)      The Corporation’s Current Reports on Forms 8-K, filed with the Commission January 24, 2003, February 14, 2003, April 24, 2003, April 25, 2003, July 11, 2003 and July 25, 2003;

                 (iv)      The description of the Shares and the Rights contained in the Corporation’s registration statement on Form 8-A filed with the Commission on April 28, 2000, as amended by Form 8-A/A filed with the Commission on May 1, 2000 and Form 8-A/A filed with the Commission on April 25, 2003; and

                 (v)        All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the registration document referred to in (i) above.

                 All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                 For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

                 The Canada Business Corporations Act (the “Act”) provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful. Where such an officer or director was not judged by the court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred by the officer or director in connection with the defense of any civil, criminal, investigative or other proceeding to which he or she was subject by reason of being a director or officer.

                 By-law No. 1 of the Registrant, approved by the Board of Directors on February 22, 2001 and confirmed by the shareholders of the Registrant on April 26, 2001, implements the indemnification provisions of the Act and reads, in part, as follows:

“SECTION 9.2 INDEMNITY

Subject to the limitations contained in the Act, the corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director of officer of the corporation or such body corporate, if:

(a) such person acted honestly and in good faith with a view to the best interests of the corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful.

The corporation shall indemnify any person referred to above who fulfills the conditions contained in (a) and (b) above and who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of his or her being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

The corporation may also indemnify such persons in such other circumstances as the Act or other applicable law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law. The Corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

SECTION 9.3 INSURANCE

To the extent permitted by the Act and other applicable law, the corporation may purchase and maintain insurance for the benefit of any person referred to in Section 9.2 against such liability as the board of directors may determine.”

     The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such. Our directors and officers are covered by a group liability insurance policy.

Item 7.    Exemption From Registration Claimed.

Not applicable.

Item 8.    Exhibits.

                 The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1	Restated Certificate and Articles of Incorporation of Nortel Networks Corporation dated October 1, 2000 (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on October 18, 2000).

4.2	By-law No. 1 of Nortel Networks Corporation dated February 22, 2001 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K dated March 13, 2001).

4.3	Amended and Restated Shareholder Rights Plan Agreement, dated as of February 14, 2003, between the Corporation and Computershare Trust Company of Canada, as Rights Agent, which includes the Form of Rights Certificate as Exhibit A thereto (incorporated by reference to Exhibit 3 to the Registrant’s Registration Statement on Form 8-A/A filed on April 25, 2003).

4.4	Nortel Networks Ireland Share Participation Scheme (incorporated by reference to Exhibit 4.4 to Registrant’s Form S-8 dated September 28, 2001).

4.5	Nortel Networks Shannon Share Participation Scheme (incorporated by reference to Exhibit 4.5 to Registrant’s Form S-8 dated September 28, 2001).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte Touche Tohmatsu.

24.1	Power of Attorney.

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Canada on the 5th day of August, 2003.

NORTEL NETWORKS CORPORATION

By	/s/ Frank A. Dunn FRANK A. DUNN President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of August, 2003.

Signature	Title

Principal Executive Officer

/s/ Frank A. Dunn
(FRANK A. DUNN)	President and Chief Executive Officer, and a Director

Principal Financial Officer

/s/ Douglas C. Beatty
(DOUGLAS C. BEATTY)	Chief Financial Officer

Principal Accounting Officer

/s/ Michael J. Gollogly
(MICHAEL J. GOLLOGLY)	Controller

Authorized Representative in the United States:

NORTEL NETWORKS INC

/s/ Lynn C. Egan
Name: Lynn C. Egan Title: Assistant Secretary

Directors:

J.J. BLANCHARD* (J.J. BLANCHARD)	R.A. INGRAM* (R.A. INGRAM)

R.E. BROWN* (R.E. BROWN)	W. A. OWENS* (W.A. OWENS)

J.E. CLEGHORN * (J.E. CLEGHORN)	G. SAUCIER* (G. SAUCIER)

F.A. Dunn* (F.A. DUNN)	S.H. SMITH, JR.* (S.H. SMITH, JR.)

L.Y. FORTIER* (L.Y. FORTIER)	L.R. WILSON* (L.R. WILSON)

	By*	/s/ Deborah J. Noble (DEBORAH J. NOBLE, as Attorney-in-fact)

August 5, 2003

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing	Page

4.1	Restated Certificate and Articles of Incorporation of Nortel Networks Corporation dated October 1, 2000.	Incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on October 18, 2000.	—

4.2	By-law No. 1 of Nortel Networks Corporation dated February 22, 2001.	Incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K dated March 13, 2001.	—

4.3	Amended and Restated Shareholder Rights Plan Agreement, dated as of February 14, 2003, between the Corporation and Computershare Trust Company of Canada, as Rights Agent, which includes the Form of Rights Certificate as Exhibit A thereto.	Incorporated by reference to Exhibit 3 to the Registrant’s Registration Statement on Form 8-A/A filed on April 25, 2003.	—

4.4	Nortel Networks Ireland Share Participation Scheme.	Incorporated by Reference to Exhibit 4.4 to Registrant’s Form S-8 dated September 28, 2001.

4.5	Nortel Networks Shannon Share Participation Scheme.	Incorporated by Reference to Exhibit 4.5 to Registrant’s Form S-8 dated September 28, 2001.

23.1	Consent of Deloitte & Touche LLP.	Filed herewith.

23.2	Consent of Deloitte Touche Tohmatsu.	Filed herewith.

24.1	Power of Attorney.	Filed herewith.